UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

ONE HORIZON GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (this "Amendment") to the Definitive Proxy Statement on Schedule 14A filed by One Horizon Group, Inc. (the "Company") with the U.S. Securities and Exchange Commission on October 21, 2014 (the “Original Filing”) corrects an inadvertent typo on page 13 regarding the Board’s recommendation of shareholders’ votes for Proposal 2.

This Amendment is being filed to reflect such correction. Other than as set forth above, all other items of the Original Filing are incorporated herein without change and this Amendment No.1 shall replace the Original Filing upon filing.

ONE HORIZON GROUP, INC.
Weststrasse 1,
Baar, Switzerland, CH6340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

One Horizon Group, Inc.. (“OHGI” or the “Company”) will hold its Annual Meeting of Stockholders at 130 W 42nd Street
Suite 1050, New York NY 10036, on Friday, December 12, 2014 (the “Meeting Date”), at 10:00 AM (Eastern Standard Time).  You may attend the meeting in person or telephonically by dialing in (+1) 712-432-0080, access code 512917#. We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors, whose terms are described in the proxy statement;
2)
To approve and ratify the re-appointment of Peterson Sullivan LLP as the Company’s independent accountants to audit the Company’s financial statements as at December 31, 2014 and for the fiscal year then ending;

3)	To conduct an advisory vote on executive compensation;
4)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and
5)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of OHGI common stock at the close of business on October 14, 2014 (the “Record Date”), are entitled to vote at the meeting. The Board urges Stockholders to vote “FOR ALL” of Item 1, “FOR” of Item 2 and Item 3, and “3 Years” of Item 4 and solicits your vote. In the case of Proposals 3 and 4, the advisory votes in respect of executive compensation will neither be binding on the Company or the Board of Directors nor will they create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by shareholders in these advisory votes and will consider the outcome of these votes in determining its compensation policies.

It is important that your shares be represented and voted at the meeting.  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. You may vote via internet at  www.proxyvote.com following the instructions therein; or vote by phone 1-800-690-6903 until 11:50 P.M. Eastern Time the day before the cut-off date or meeting date, or simply sign the proxy card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us in the postage-paid envelop we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Brian Collins
Brian Collins, Chief Executive Officer
October 21, 2014

Important Notice Regarding the Internet Availability of Proxy Materials
for the Annual Meeting to Be Held on December 12, 2014

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Interim Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 will be available at www.proxyvote.com

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of One Horizon Group, Inc. of proxies to be voted at our Annual Meeting of Stockholders, to be held on Friday December 12, 2014, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 10:00 AM (EST).  The meeting will be held at 130 W 42nd Street Suite 1050, New York NY 10036.  Stockholders will be admitted beginning at 9:30 AM (EST).

You will need to bring a valid government-issued photo ID to enter the meeting. If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

The proxy statement and ONGI’s Annual Report on Form 10-K for fiscal year ended December 31, 2013, Quarterly Reports on Form 10-Q for periods ended March 31, 2014 and June 30, 2014 are available electronically at www.proxyvote.com.

IMPORTANT—PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Proxies and Voting Procedures

You can vote via one of the following methods:
1)
Vote By Internet: You may vote via internet at www.proxyvote.com,  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

2)	Vote In Person: If you choose to vote in person at the meeting, you must request a "legal proxy." To do so, please download the proxy documents at www.proxyvote.com or request a paper copy of the materials following the instructions at the website. The proxy document will contain the appropriate instructions as to how to vote in person.

3)
Vote By Phone 1-800-690-6903. Use any touch-tone telephone to transmit your voting instruction up until 11:50 P.M. Eastern Time the date before the cut-off date or meeting date .Have your proxy card in hand when you call and then follow the instruction.

4)	Vote By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Annual Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On October 14, 2014, the record date, there were 32,921,533 shares of common stock issued and outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 130 W 42nd Street, Suite 1050, New York NY 10036 between the hours of 9:00 a.m. and 4:00 p.m. EST.

Required Vote

The presence, in person or by proxy, of the holders with a majority of the voting power at the Annual Meeting shall constitute a quorum, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

OHGI will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of OHGI in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of OHGI, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of OHGI stock.

PROPOSAL 1

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Information with Respect to Director Nominees

Name	Age	Principal Occupation or Employment	First Became Director	Current Board Term Expires

Brian Collins	46	Chief Executive Officer, President, Chief Technology Officer, Director	12/10/12	2014

Martin Ward	57	Chief Financial Officer, Director, Secretary	12/10/12	2014

Nicholas Carpinello	64	Owner, Carpinello Enterprises LLC, Director	3/7/13	Until the date of removal or resignation

Richard Vos	69	Director	8/21/2013	Until the date of removal or resignation

Robert Law	63	Director	8/28/2013	Until the date of removal or resignation

Robert Vogler	64	Director	1/8/14	Until the date of removal or resignation

Brian Collins, Chief Executive Officer, President, Chief Technology Officer and Director.Mr. Collins was appointed as Chief Executive Officer on July 28, 2014. Mr. Collins has been the CEO of Abbey Technology, a subsidiary of the Company since he founded it in 1999. After the Company acquired Abbey Technology in November 2010, Mr. Collins was appointed Vice President and Chief Technology Officer of the Company. Mr. Collins is the co-inventor of the Horizon Platform, and has over 20 years’ experience in the technology sector with a background in software engineering. Abbey Technology developed software systems for the Swiss banking industry. Prior to his employment at Abbey, he worked as a software engineer for Credit Suisse First Boston Equities in Zurich. Earlier in his career, between 1993 and 1996, he worked as a software engineer for Sybase, an information technology company, in California and Amsterdam. Mr. Collins graduated in 1990 with a BSc Hons in Computer Systems from the University of Limerick, Ireland. He also undertook further software research and development at International Computers Limited between 1990 and 1993. Mr. Collins brings experience founding and working at technology companies along with extensive knowledge of software engineering.

Martin Ward, the Chief Financial Officer, Principal Accounting Officer, Director and Secretary. Mr. Ward was appointed Chief Financial Officer on November 30, 2012 and director on December 10, 2012. Prior to his appointment as Chief Financial Officer, Mr. Ward had served as the Chief Financial Officer and Company Secretary of One Horizon Group, PLC since 2004. Prior to joining One Horizon Group, Mr. Ward was a partner at Langdowns DFK, a United Kingdom-based chartered accountancy practice. Earlier in his career, between 1983 and 1987, he worked for PricewaterhouseCoopers as an Audit Manager. Mr. Ward is a fellow of the Institute of Chartered Accountants of England and Wales. Mr. Ward brings significant experience in accounting, corporate finance and public company reporting.

 Nicholas Carpinello, Independent Director. Mr. Carpinello was appointed as a director on March 7, 2013. He has been the owner of Carpinello Enterprises LLC d/b/a Cottman Transmission Center, a national auto service franchise, since 2004 and also has worked as a consultant to SatCom Distribution Inc. (“SDI”), assisting in various business, tax and financial matters of US operations of UK-based distributors of satellite communication hardware and airtime, since 2005. Prior to November 2012, SDI was a subsidiary of One Horizon Group PLC. Mr. Carpinello’s years of professional experience are extensive, and include experience as CFO and Treasurer with multinational public and private manufacturers of armored vehicles and, later in his career, CFO of privately-held companies in the computer science field. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BA degree in Accounting from the University of Cincinnati. The Board decided that Mr. Carpinello should serve as a director because of his significant U.S. public company experience, as well as years of experience as a certified public accountant.

Richard Vos, Independent Director. Mr. Vos was appointed as a director on August 28, 2013. Mr. Vos has been a non-executive director since 2007 of Avanti Communications Group plc, a public company listed on the London Stock Exchange (LSE:AVN).  He is chairman of its remuneration committee and past chairman of its audit committee.  In addition, since 2001, Mr. Vos has been a non-executive director of NSSC Operations Ltd., which operates the National Space Centre in the United Kingdom.  He is the chairman of its audit committee.  From June 2005 to June 2010, Mr. Vos was a director of our United Kingdom subsidiary, One Horizon Group plc (formerly SatCom Group Holdings plc) (“One Horizon UK”), and from October 2006 to June 2010 was also Chairman.  From July 2005 to March 2010, One Horizon UK was listed on the Alternative Investment Market of the London Stock Exchange (AIM: SGH).  From October 2008 to October 2010, Mr. Vos served as a director of TerreStar Europe Ltd., a former start-up business seeking to provide mobile satellite services in Europe. From April 2003 to 2009, Mr. Vos was chairman of the Telecommunications and Navigation Advisory Board of the British National Space Centre (subsequently replaced by the United Kingdom Space Agency).   From September 2006 to June 2009, Mr. Vos was a director of Avanti Screenmedia Group plc, formerly listed on the London Stock Exchange (LSE:ASG), which provided satellite and other services.  Mr. Vos obtained his Bachelor of Arts with Honors in Modern Languages from University of London in 1968, and his Diploma in Management Studies from Kingston Polytechnic in 1973. He is a member of the Institute of Directors

Robert Law, Independent Director. Mr. Law was appointed as a director on August 28, 2013. Since 1990, Mr. Law has served as chief executive officer of Langdowns DFK Limited (“Langdowns”), a United Kingdom-based accounting, tax and business advisory firm, and since 1979 has served as a director of Langdowns.  Also, since 1990, Mr. Law has been the chief executive officer of Southern Business Advisers LLP (“Southern Business Advisers”), a United Kingdom-based business associated with Langdowns that also offers accounting, tax and business advisory services, and has been a member of Southern Business Advisers since 1979.  Mr. Law is a Fellow of the Institute of Chartered Accountants in England and Wales (“ICAEW”), and is a member of the Valuation and Information Technology Faculties of the ICAEW.  Mr. Law qualified as an ICAEW Chartered Accountant in 1976.

Robert Vogler, Independent Director. Mr. Vogler was appointed as a director on January 8, 2014. He has a long-standing history as a successful executive and business owner. He also has extensive experiences and practices as an accounting specialist.  Mr. Vogler has been the owner and Chairman of the Board of Kreivo AG, an accounting and bookkeeping company serving Swiss companies in a variety of industries with operations throughout Europe since 1974. Mr. Vogler has served on the Boards of other Swiss accounting firms such as RV Revisions AG, Impe Zug AG and also served as President of Lüfta Baar, a HVAC Company also based in Switzerland. Mr. Vogler is not a director of any public companies except One Horizon.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast at the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officer(s)

Name	Age	Position

Brian Collins	46	Chief Executive Officer, Vice President, Chief Technology Officer, Director

Martin Ward	57	Chief Financial Officer, Director, Secretary

Brief descriptions of the business experience during the past five years of our executive officer and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws are provided above within Proposal 1.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Claude Dziedzic. Mr. Dziedzic, aged 40, was appointed Chief Horizon Architect on November 30, 2012 and is the co-inventor of the Horizon software platform. Mr. Dziedzic was employed by Abbey Technology GmbH, which was subsequently acquired by the One Horizon Group, PLC, and which became a subsidiary thereof, in 2010. Mr. Dziedzic had been employed as the chief architect and in the design and development department of the Abbey Technology software platforms from 2001 to 2009. During that time, he also participated in the design and development of the Horizon software platform and the software design and development for software and messaging systems for the Swiss banking industry. Mr. Dziedzic had worked for UBS AG in Switzerland from 1997 to 2001 and DataSign AG from 1997 to 1999. Mr. Dziedzic worked in software research and development during his work for USB AG and DataSign AG. Mr. Dziedzic graduated from Ecole Superieure des Science Appliquees pour l’Ingenieur de Mulhouse with a Masters Engineer Degree in Industrial IT and Automatics in 1997. In 1994, he achieved a general degree in Science & Structure of the Matter (specializing in Industrial IT, Automatics and Electronics) from the University of Alsace, and in 1992 he was awarded a Bachelor’s Degree in Mathematics and Physics from the Academy of Strasbourg.

Qingsong  Li. Mr. Li, aged 38, was appointed the General Manager of Horizon Network Technology Co., Ltd at the end of 2012. Mr. Li was the Deputy General Manager of Nanjing ZTEsoft CO., Ltd, in charge of international marketing and national business development from 2008 to 2012. Before that period, he was a Software Engineer(2002-2003), Chief of International Development Team(2003-2004), Deputy Head of International Sales Department(2004-2005) and Head of International Sales Department(2006-2007) of Nanjing ZTEsoft Co., Ltd. Mr. Li graduated from Southeast University, Nanjing with a master degree in System Engineering and Hefei University of Technology with a bachelor degree in Accounting and minor in Computer Science.

GOVERNANCE OF OHGI

Committees of the Board of Directors

Audit Committee and Financial Expert

Our Audit Committee consists of Nicholas Carpinello, Robert Law and Richard Vos, each of whom is independent. The Audit Committee assists the Board of Directors oversight of (i) the integrity of the our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in our annual proxy statement. The audit committee operates under a written charter. Mr. Carpinello is the Chairman of our audit committee.

The Board of Directors determined that Mr. Carpinello possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

A copy of current charter of Audit Committee is available on the Company’s website http://content.stockpr.com/onehorizongroup/media/6f6926ac07f2526da1eaa0d94f84c6d7.pdf

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become members of our Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. Each of Nicholas Carpinello, Robert Law and Richard Vos are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter. Mr. Richard Vos is the Chairman of the Nominating Committee.

●	Our Nominating and Corporate Governance Committee has, among the others, the following authority and responsibilities:

●	To determine and recommend to the Board, the criteria to be considered in selecting nominees for the director;

●	To identify and screen candidate consistent with such criteria and consider any candidates recommended by our stockholders pursuant to the procedures described in our proxy statement or in accordance with applicable laws, rules and regulations and provisions of our charter documents.

●	To select and approve the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

A copy of current charter of Nominating and Corporate Governance Committee is available on the Company’s website http://content.stockpr.com/onehorizongroup/media/8eccadeceb1ccc10b249cc5ab2456058.pdf

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation of our executive officers and general employees and other policies, and for providing assistance and recommendations with respect to our compensation policies and practices. Each of Nicholas Carpinello, Robert Law and Richard Vos are members of the Compensation Committee. The Compensation Committee operates under a written charter. Mr. Robert Law is the Chairman of Compensation Committee.

As required by Rule 10C-1(b)(2), (3) and (4)(i)-(vi) under the Securities Exchange Act of 1934 (the “Act”) , our Compensation Committee has, among the others,  the following responsibilities and authority.

●	The compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.

●
The compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee or said group.

●
The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee or said group.

●
The compensation committee select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee or said group, other than in-house legal counsel, only after conducting an independence assessment with respect to the adviser as provided for in the Act.

A copy of current Charter of Compensation Committee is available on the Company’s website http://content.stockpr.com/onehorizongroup/media/abf14232f92dbd65d5ee4c83d7b1fa3b.pdf

Code of Ethics

Our board of directors has adopted a Policy Statement on Business Ethics and Conflicts of Interest (“Code of Ethics”) applicable to all employees, including the Company’s chief executive officer and chief financial officer. A copy of the Code of Ethics and Business Conduct is available on the Company’s website http://content.stockpr.com/onehorizongroup/media/250c1db923f658aca6cc69dfc35c7f89.pdf

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors currently does not have a Chairman. Our Chief Executive Officer acts as the Chairman of the Board. The Board determined that in the best interest of the Company the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

●
This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Mr. Collin’s continuation in the combined role of the Acting Chairman and Chief Executive Officer is in the best interest of the stockholders.

●	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

Board Independence

Our stock is currently trading on Nasdaq Capital Market; we are required to comply with the director independence requirements of the Nasdaq rules. The Board of Directors also consults with counsel to ensure that the Boards of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of Audit Committee members.  The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Four of our directors, Mr. Carpinello, Mr. Vos, Mr. Law and Mr. Vogler are “independent” as that term is defined by Nasdaq Rule 4200(a)(15); accordingly, we satisfy the “independent director” requirements, which requires that a majority of a company’s directors be independent.

Stockholder Communications with Directors

OHGI stockholders who want to communicate with our Board or any individual director can write to:

One Horizon Group, Inc.
Weststrasse 1, Baar, Switzerland, CH6340
Attn: Board Administration

Your letter should indicate that you are an OHGI stockholder.  Depending on the subject matter, management will:

●	Forward the communication to the Director or Directors to whom it is addressed;

●	Attempt to handle the inquiry directly, for example where it is a request for information about OHGI or it is a stock-related matter; or

●	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2013 and through the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

Amounts due to related parties include the following: (in thousands):

	June 30	December 31
	2014	2013

Loans due to stockholders	$3,500	$3,500

Loans due to stockholders include:

●
Balance of loans, advanced during 2011, of $1,500,000 which are unsecured and have an interest rate of 10%. During the six months ended June 30, 2014 and 2013 interest of $75,000 and $100,000, respectively, has been accrued.

●
Loans advanced by two officers and directors during 2012 totaling $1,500,000 which are unsecured and have an interest rate of 0.21%. The loans are due on or before December 31, 2014 and can be repaid in cash or shares of ordinary shares of OHG at an exchange price of $5.14 per share.

●
Convertible loans advanced in January 2013 from two officers and directors in the amount of $250,000 each. These convertible loans bear an interest rate of 0.21% and are repayable on or before January 22, 2015. The Company has the option to repay the loans, without penalty, at any time in cash or shares of common stock of the Company at a price of $5.14 per share. If the Company elects to repay the convertible loans in full by the issuance of shares the Company will issue 48,650 shares of common stock for each loan so repaid.

During the year ended June 30, 2011, the Company entered into a sales contract, in the normal course of business with a customer in which the Company holds an equity interest. The customer purchased a perpetual software license with total commitment of $2.0 million, of which $22,500 and $nil have been recognized in the six months ended June 30, 2014 and 2013, respectively. The Company owns a cost based investment interest of 18% in the voting capital of the customer.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

EXECUTIVE AND DIRECTOR COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of the Company and the transitional period of six months from July 1, 2012 to December 31, 2012, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). In connection with the Share Exchange on November 30, 2012, Messrs. Jeffrey and Rajasundram resigned as executive officers of the Company (the “Pre-Share Exchange Executives”) and Messrs. White, Ward and Collins were appointed as executive officers of the Company (the “Post-Share Exchange Executives”). The tables set forth below reflect the compensation of the Pre-Share Exchange Executives in their capacity as executive officers of ICE Corp., and the compensation of the Post-Share Exchange Executives in their capacity as executive officers of both One Horizon UK and the Company as a combined entity. In light of the Share Exchange having been accounted for as a reverse acquisition whereby One Horizon UK is deemed to be the accounting acquirer, the compensation information set forth in the “Summary Compensation Table: Pre-Share Exchange Executives” is not presented in the financial statements included herewith.

Summary Compensation Table: Pre-Share Exchange Executives

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Victor Jeffery,	Year ended 6/30/12	165,000	0	0	0	0	0	0	165,000
former CEO(1)

Viji Rajasundram, former	Year ended 6/30/12	165,000	0	0	0	0	0	0	165,000
General Manager, Modizo(2)
___________
(1)	Mr. Jeffery was appointed our chief executive officer effective June 1, 2011, and resigned on November 30, 2012. Of his remuneration as CEO, $85,000 and $150,000 was paid in shares of our stock in 2011 and 2012, respectively. Prior to his appointment, Mr. Jeffery served as editor-in-chief, for which he was paid $31,250 in shares of our stock.

(2)	Mr. Rajasundram was appointed general manager of Modizo on January 17, 2011, and resigned on November 30, 2012. Of his compensation, $144,193 and $150,000 was paid in shares of our stock in 2011 and 2012, respectively.

Summary Compensation Table: Post-Share Exchange Executives*

Name and Principal Position	Period	Salary ($)	Bonus ($)		Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)

	Year ended 12/31/13	676,000	0		0	0	0	0	0		676,000
Mark White, CEO(1)(6)(7)	6 months. ended 12/31/12	323,000	600,000	(4)	0	0	0	0	0		923,000
	Year ended 6/30/12	682,000	0		0	0	0	0	0		682,000

	Year ended 12/31/13	311,000	0		0	0	0	0	0		311,000
Martin Ward, CFO(2)(6)	6 months. ended 12/31/12	116,000	0		0	0	0	0	13,200	(5)	129,200
	Year ended 6/30/12	231,600	0		0	0	0	0	26,200	(5)	257,800
	Year ended 6/30/11	232,000	0		0	0	0	0	26,300	(5)	258,300

	Year ended 12/31/13	676,000	0		0	0	0	0	0		676,000
Brian Collins, CTO(3)(6)(8)	6 months. ended 12/31/12	323,000	600,000	(4)	0	0	0	0	0		923,000
	Year ended 6/30/12	688,500	0		0	0	0	0	0		688,500
	Year ended 6/30/11	645,500	0		0	0	0	0	0		645,500
____________
*
For periods prior to November 30, 2012, the information set forth consists of compensation as an officer of One Horizon UK. The compensation table does not include compensation for the former chief operating officer of the Satcom division, consisting of several subsidiaries which were sold on October 25, 2012 and which are treated as discontinued operations and not included in the carve-out financial statements included herewith for historical presentations purposes.

1.	Mr. White was appointed our chief executive officer effective November 30, 2012. Mr. White was the chief executive officer of One Horizon UK during the periods ended June 30, 2012 and June 30, 2011, and from July 1, 2012 through November 30, 2012. For the period ended December 31, 2012, Mr. White was paid in Swiss Francs, with a conversion rates of CHF 1.00 = $1.05, which rate represents the average exchange rate for that period, as represented by http://www.oanda.com/currency/historical-rates/. For the periods ended June 30, 2012 and June 30, 2011, Mr. White’s compensation was paid through payments to SCC BVBA, an entity organized under the laws of Belgium, of which Mr. White is the sole shareholder. Payments made to SCC BVBA for such periods were paid in euros, with conversion rates of €1.00 = $1.36 and $1.34, respectively, which rates represent the average conversion rate for those periods, as represented by http://www.oanda.com/currency/historical-rates/. For the period ended December 31, 2013, Mr. White was paid in Swiss Francs, with a conversion rate of CHF 1.00 = $1.12, which rate represents the average exchange rate for that period, as represented by http://www.oanda.com/currency/historical-rates/.

2.	Mr. Ward was appointed our chief financial officer effective November 30, 2012. Mr. Ward was the chief financial officer of One Horizon UK during the periods ended June 30, 2012 and June 30, 2011, and from July 1, 2012 through November 30, 2012. Mr. Ward was paid in pounds sterling, with conversion rates of £1.00 = $1.59, $1.58, and $1.59, respectively, which rates reflect the average exchange rates for those periods, as represented by http://www.oanda.com/currency/historical-rates/. For the period ended December 31, 2013, Mr. Ward was paid in pounds sterling, with conversion rate of £1.00 = $1.56, which rate represents the average exchange rate for that period, as represented by http://www.oanda.com/currency/historical-rates/.

3.	Mr. Collins was appointed our chief technology officer effective November 30, 2012. Mr. Collins was the chief technology officer of One Horizon UK during the periods ended June 30, 2012 and June 30, 2011, and from July 1, 2012 through November 30, 2012. Mr. Collins was paid in Swiss Francs, with conversion rates of CHF 1.00 = $1.05, $1.12, and $1.05, respectively, which conversion rates reflect the average exchange rates for those periods, as represented by http://www.oanda.com/currency/historical-rates/.For the period ended December 31, 2013, Mr. Collins was paid in Swiss Francs, with a conversion rate of CHF 1.00 = $1.12, which rate represents the average exchange rate for that period, as represented by http://www.oanda.com/currency/historical-rates/.

4.	On September 30, 2012, One Horizon UK issued 6,000,000 shares of One Horizon UK’s common stock, valued at $0.10 per share, to each of Messrs. White and Collins as bonus compensation.

5.	Consists of contributions by the Company to Mr. Ward’s self-invested pension plan.

6.	Mr. White, Collins and Ward’s compensation during 2013 consisted of a salary and during 2012 consisted of a salary and discretionary bonus.

7	On July 24, 2014, Mr. Mark White, resigned from his position as the Chief Executive Officer and a director. Mr. White did not resign due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

8.	On July 28, 2014, the Board of Directors appointed Brian Collins as the Chief Executive Officer and President of the Company, effective July 28, 2014. Mr. Collins also acts as the Chairman of the Board of the Company upon his appointment as the Chief Executive Officer of the Company.

As of the year ended December 31, 2013, there were no pension benefits, nonqualified deferred compensation, retirement/resignation plans nor unexercised options, stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Compensation of Directors

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings.. The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2013, to each of the following named directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nicholas Carpinello	12,500	0	0	0	0	0	12,500
Brian Collins	0	0	0	0	0	0	0
Robert Law	6,600	0	0	0	0	0	6,600
Richard Vos	6,600	0	0	0	0	0	6,600
Martin Ward	0	0	0	0	0	0	0
Mark White	0	0	0	0	0	0	0

BENEFICIAL OWNERSHIP OF OHGI COMMON STOCK

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of October 14, 2014, we had a total of 32,921,533 shares of common stock and 170,940 shares of preferred stock issued and outstanding, which are the only issued and outstanding equity securities of the Company. The preferred stock does not have voting rights with respect to the proposals contained herein, but we include such stock on as converted basis for purposes of the following table.

The following table sets forth, as of October 14, 2014: (a) the names and addresses of each beneficial owner of more than 5% of our common stock and preferred stock (taken together as one class) known to us, the number of shares of common stock and preferred stock beneficially owned by each such person, and the percent of our common stock and preferred stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock and preferred stock beneficially owned, and the percentage of our common stock and preferred stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and preferred stock, except as otherwise indicated. Individual beneficial ownership also includes shares of Common Stock that a person has the right to acquire within 60 days from October 14, 2014.

Name of Person or Group	Amount And Nature of Beneficial Ownership(1)	Percent

Principal Stockholders:

Alexandra Mary Johnson	2,919,666	8.87%
11 Washern Close
Wilton Salisbury, SP2 0LX
United Kingdom

Adam Christie Thompson	2,919,666	8.87%
547A Wellington Road
Crisfield, MD 21817

Named Executive Officers and Directors:

Mark White (Former CEO)	6,069,011	18.43%

Martin Ward	2,919,666	8.87%

Brian Collins	6,069,011	18.43%

Richard Vos	9,729	*

Nicholas Carpinello	16	*

Robert Vogler	194,600	*

All Executive Officers and Directors as a Group (6 persons):	10,262,033	31.17%
_______________
*	Less than 1%.
(1)	Except as otherwise indicated, each of the stockholders listed above has sole voting and investment power over the shares beneficially owned.

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PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

Independent Public Accountants

Chantrey Vellacott DFK LLP (“CV”) served as the independent accountant for One Horizon UK for its fiscal year ended June 30, 2012. CV’s report on One Horizon UK’s financial statements as of June 30, 2012 and for the year then ended was filed as an Exhibit to Amendment No. 1 to our Current Report on Form 8-K/A which was filed on February 7, 2013. CV will continue to prepare domestic statutory and tax filings for One Horizon UK, which is now a subsidiary of the Company. On November 30, 2012, ICE Corp. completed the share exchange with One Horizon UK, which for U.S. GAAP purposes was considered to be the accounting acquirer. As such, the financial information of the Company will be that of One Horizon UK, with operations of ICE Corp. only being included from the date of the share exchange. Prior to the acquisition, OHGP was not a U.S. SEC registrant. In addition, CV is not an independent registered public accounting firm in the U.S.. As a result of the consummation of the share exchange on November 30, 2012 and the retention of Peterson Sullivan LLP to act as the Company’s independent registered public accounting firm (see below), CV was dismissed by the Company’s Board of Directors as the independent certifying accountant for U.S. SEC filing purposes.

The report of CV regarding the financial statements for the fiscal year ended June 30, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended June 30, 2012, and during the period from June 30, 2012 to November 30, 2012, the date of dismissal, (i) there were no disagreements with CV on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CV would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective February 13, 2013, the Board of Directors of the Company engaged Peterson Sullivan LLP (“PS”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal period ended December 31, 2012. PS was the independent registered public accounting firm for ICE Corp.

During each of One Horizon UK’s two most recent fiscal years and through the interim periods preceding the engagement of PS, One Horizon UK (a) has not engaged PS as either the principal accountant to audit One Horizon UK’s financial statements, or as an independent accountant to audit a significant subsidiary of One Horizon UK and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with PS regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on One Horizon UK’s financial statements, and no written report or oral advice was provided to One Horizon UK by PS concluding there was an important factor to be considered by One Horizon UK in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

Following the Share Exchange, the Company authorized audits by Peterson Sullivan, the Company’s independent PCAOB registered accountants, of the Company’s financial statements, on a carve-out basis, for the Reported Periods.  These audits were performed at once by Peterson Sullivan LLP in 2013. The aggregate fees billed for the years ended December 31, 2013 for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports performed by Peterson Sullivan LLP were $99,200.

Audit Related Fees.

The aggregate fees billed for the years ended December 31, 2013 that are not reported under Audit Fees but reasonably related to the performance of the audit or review of our financial statement by Peterson Sullivan LLP were $107,800.

Tax Fees

There were no tax fees billed or accrued during the Reported Periods.  Tax fees typically consist of fees billed for professional services for tax compliance, tax advice, and tax planning.

All Other Fees

Other than the fees reported above, there were no other fees billed or accrued during the Reported Periods.

Preapproval Policies and Procedures

Before the independent registered accountants are engaged to render audit services or nonaudit activities, the engagement is approved by our board of directors acting as the audit committee.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of PS is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PETERSON SULLIVAN LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR OF 2014.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company's 2013 executive compensation as reported in this proxy statement.

We urge stockholders to read the “Executive Compensation” section in this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative included therein, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders of One Horizon Group., Inc. (the “Company”) approve, on an advisory basis, the 2013 compensation of the Company's named executive officers disclosed in the Executive Compensation section of the Company’s proxy statement.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 3 should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. Voting every three years, rather than every one or two years, will provide stockholders with the opportunity to conduct thoughtful analyses of our compensation program over a period of time in relation to our long-term performance as our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period.  A triennial vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers. A triennial vote will also provide us with sufficient time to evaluate and respond effectively to stockholder input, engage with stockholders to understand and respond to prior voting results and implement any appropriate changes to our program. In addition, a triennial vote will provide time for any implemented changes to take effect and allow stockholders sufficient time to evaluate the effectiveness of our compensation program and any changes made to the program.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

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STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2014 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2014 Annual Meeting of Stockholders must ensure that the proposal is submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and received by the Corporate Secretary of One Horizon Group, Inc, Weststrasse 1, Baar, Switzerland, CH6340:

●	Not later than January 1, 2015; or
●
If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead 120 days before we begin to print and mail our proxy materials for next year's meeting.

ANNUAL REPORT ON FORM 10-K

On April 15, 2014, the Company filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2013. Upon written request to the Company’s U.S. counsel, Hunter Taubman Weiss LLP’s office at 130 W. 42nd Street, 10th Floor, New York, NY 10036, a copy of the Form 10-K will be sent to any shareholder at reasonable charge. A copy of the Form 10-K is also available at our website at  www.onehorizongroup.com   and  www.proxyvote.com.

IINTERIM REPORTS ON FORM 10-Q

On May 20, 2014 and August 12, 2014, the Company filed with the SEC interim reports on Form 10-Q for the period ended March 31, 2014 and June 30, 2014, respectively. Upon written request to the Company’s U.S. counsel, Hunter Taubman Weiss LLP’s office at 130 W. 42nd Street, 10th Floor, New York, NY 10036, a copy of the Form 10-Qs will be sent to any shareholder at reasonable charge. A copy of the Form 10-Qs is also available at our website at  www.onehorizongroup.com   and www.proxyvote.com

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Form 10-Qs are available at www.proxyvote.com

PROXY CARD

ONE HORIZON GROUP INC.
WESTSRASSE 1
BEAR SWITZERLAND CH 640
SWITZERLAND

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Brian Collins   02 Martin Ward   03 Nicholas Carpinello   04 Richard Vos   05 Robert Law
06 Robert Vogler

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. To approve and ratify the re-appointment of Peterson Sullivan LLP as the Company's independent accountants to audit the Company's financial statements as at December 31, 2014 and for the fiscal year then ending.	0	0	0
3. An advisory vote on executive compensation.	0	0	0

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. An advisory vote on the frequency of future advisory votes on executive compensation.	0	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000221097_1 R1.0.0.51160

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, 10Q, 10Q is/are available at www.proxyvote.com.

ONE HORIZON GROUP INC. Annual Meeting of Stockholders December 12, 2014 10:00 AM

The undersigned hereby appoints Mr. Brian Collins, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of One Horizon Group., Inc. which the undersigned is entitled to vote, as specified below on this card, at the Annual Meeting of Stockholders of One Horizon Group, Inc. to be held 130 W 42nd Street, Suite 1050, New York NY 10036 on Friday, December 12, 2014, at 10:00 AM Eastern Standard Time and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies given prior to the date hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000221097_2 R1.0.0.51160

Continued and to be signed on reverse side